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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-428) of GT Interactive Software Corp. of our report dated May 10, 1996, with respect to the combined financial statements of Wizardworks Group, Inc. as of March 31, 1996 and 1995 and the related combined statements of income and retained earnings and cash flows for each of the three years in the period ended March 31, 1996.



                                                  ERNST & YOUNG LLP



Minneapolis, Minnesota
March 28, 1997